November 20, 2001

Chelonian Subsidiary, LLC
767 Fifth Avenue
New York, New York 10153
Attn: Carl Icahn and Keith Schaitkin

Re: Assignment and Assumption of Interest in 1879 Hall, LLC Gentlemen:

This letter will serve as our joint notice to you that 1989, Ltd., a Cayman Islands exempt company, has, pursuant to that certain Assignment and Assumption of Interest in 1879 Hall, LLC (the "Assignment"), dated effective as of November 20, 2001 (the "Effective Date"), assigned, and Nineteen Eighty-Nine, LLC, a Delaware limited liability company and an Affiliate of 1989, Ltd., has assumed, all of 1989, Ltd.'s interest in 1879 Hall, LLC. Capitalized terms used but not defined herein have the meanings ascribed thereto in that Limited Liability Company Agreement of 1879 Hall, LLC, dated November 19, 2001 (the "LLC Agreement").

Pursuant to the Assignment, from and after the Effective Date, (i) 1989, Ltd. shall no longer be a Member of 1879 Hall, LLC and shall have no further obligations related thereto, (ii) all of the right, title and interest of 1989, Ltd. in and to 1879 Hall, LLC are vested in Nineteen Eighty-Nine, LLC and (iii) Nineteen Eighty-Nine, LLC has assumed all of the obligations, liabilities and responsibilities of 1989, Ltd. related to 1879 Hall, LLC. Nineteen Eighty-Nine, LLC hereby agrees to be bound by the terms of the LLC Agreement.

Please acknowledge the Assignment by signing in the space provided below.

1989, LTD.

By: Amalgamated Gadget, L.P., as Investment Manager By: Scepter Holdings, Inc., its General Partner

By: /s/ Robert McCormick
Name: Robert McCormick
Title: Vice President

NINETEEN EIGHTY-NINE, LLC

By: Q Funding, L.P., its Sole Member
By: Acme Widget, L.P., its General Partner
By: Scepter Holdings, Inc., its General Partner

By: /s/ Robert McCormick
Name: Robert McCormick
Title: Vice President

Address for Notices:

Nineteen Eighty-Nine, LLC
Attention: Geoffrey Raynor
301 Commerce Street, Suite 2975
Fort Worth, Texas 76102
Fax: (817) 332-9606
Phone: (817) 332-9500

Acknowledged on November 20, 2001

CHELONIAN SUBSIDIARY, LLC
By: CHELONIAN CORP., its Sole Member

By: /s/ Edward Mattner
Name: Edward Mattner
Title: President and Treasurer